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                                IMAX CORPORATION

                                  EXHIBIT 10.21

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                            THIRD AMENDING AGREEMENT

This Amendment to Employment Agreement dated as of February 14, 2006 (the "Amending Agreement") is made between:

IMAX CORPORATION, a corporation incorporated under the laws of Canada (hereinafter referred to as the "Company"),

and

ROBERT D. LISTER (the "Executive")

WHEREAS, the Company wishes to enter into this Amending Agreement to amend and extend the Employment Agreement dated as of May 17, 1999 between Imax Ltd, the Company and Executive, as modified and amended by those Amending Agreements dated as of April 4, 2001 and January 1, 2004, (together, the "Agreement"), whereunder the Executive provides services to the Company, and the Executive wishes to so continue such engagement, as hereinafter set forth;

AND WHEREAS, on January 1, 2001 Imax Ltd. assigned all of its rights and obligations pursuant to the Agreement to the Company, and the Executive has consented to such assignment;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1.3 of the Agreement shall be deleted and replaced with the following:

"Section 1.3 Term of Employment. The Employee's employment under this Agreement commenced on the 17th day of May, 1999 (the "Commencement Date") and shall terminate on the earlier of (i) January 1, 2008, or (ii) the termination of the Employee's employment pursuant to this Agreement. The period commencing as of the Commencement Date and ending on January 1, 2008 or such later date to which the term of the Employee's employment under this Agreement shall have been extended is hereinafter referred to as the "Employment Term."

2. Section 2.1 of the Agreement shall be deleted and replaced with the following:

"Section 2.1 Base Salary. Effective January 1, 2006, the Executive's Base Salary shall be US$ 365,700. Effective January 1, 2007, the Executive's Base Salary shall be US$ 402,270."

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3. Section 6 of the Agreement shall be deleted and replaced with the following:

Subject to Section 7.1 and 7.2, the Executive shall be required to mitigate the amount of any payment provided for in Section 4.1.1 (other than the Termination Payment) by seeking other employment or remunerative activity reasonably comparable to his duties hereunder, and, upon Executive's obtaining such other employment or remunerative activity any payment to be made by the Company under
Section 4.1.1 (other than the Termination Payment) will be reduced by a total of one-quarter (1/4) of the amount of such payment prior to the Executive's obtaining new employment or remunerative activity. Notwithstanding anything herein to the contrary, in the event that there is either (a) a change in control of the Company i.e. any person, or group of persons acting in concert, other than Bradley J. Wechsler and Richard L. Gelfond, acquiring greater than fifty percent (50%) of the outstanding common shares of the Company, whether by direct or indirect acquisition or as a result of a merger or reorganization; or
(b) a significant change in the Executive's reporting relationship (either, a "Non-Mitigation Event"), then, if at any time subsequent to the occurrence of such Non-Mitigation Event the Executive is terminated from the Company Without Cause, (i) Executive shall have no obligation to mitigate the amounts provided in Section 4.1.1, and (ii) the Severance Period (as defined in Section 4.1.1) shall be a minimum of eighteen (18) months in duration. For clarity, a termination of Executive's employment Without Cause shall include, but not be limited to, the events cited in Section 2.3(b)(iii) and (iv), and a termination by virtue of the expiry of the Agreement.

4. The parties confirm that the August 21, 2000 letter agreement with regard to Executive's incentive payments and benefits remains in full force and effect and Executive shall be entitled to US$ 107,500 thereunder from the Company upon a termination Without Cause within two (2) years of the completion of a Transaction (as defined therein).

5. Effective as soon as is practicable after the date hereof, the Executive shall be granted non-qualified options (the "Options") to purchase 50,000 shares of common stock of the Company (the "Common Shares"), at an exercise price per Common Share equal to the Fair Market Value, as defined in the Company's Stock Option Plan. The Options shall vest as to 10% on the first anniversary of the grant date, 15% on the second anniversary of the grant date, 20% on the third anniversary of the grant date, 25% on the fourth anniversary of the grant date and 30% on the fifth anniversary of the grant date, and shall otherwise be treated in accordance with the terms of Section 2.3 of the Agreement.

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Except as amended herein, all other terms of the Agreement shall remain in full force, unamended.

IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Amending Agreement on this 14(th) day of February, 2006.



                                           IMAX  CORPORATION


                                           By:       "Richard L. Gelfond"
                                               ---------------------------------
                                               Name:  Richard L. Gelfond
                                               Title: Co-Chief Executive Officer



                                           By:      "Bradley J. Wechsler"
                                               ---------------------------------
                                               Name:  Bradley J. Wechsler
                                               Title: Co-Chief Executive Officer






SIGNED, SEALED AND DELIVERED               EXECUTIVE:
in the presence of:



    "Stephen G. Abraham"                     "Robert D. Lister"
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Witness  Stephen G. Abraham                Robert D. Lister

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